Exhibit 10.15

GREGG INVESTMENT CORPORATION, LLC

2005 RESTRICTED UNIT SUBSCRIPTION PLAN

Section 1. Description of Plan. This is the 2005 Restricted Unit Subscription Plan, dated June 14, 2005 (the “Plan”), of Gregg Investment Corporation, LLC, a Delaware limited liability company (the “Company”). Under the Plan, directors, officers, employees and consultants of Gregg Appliances, Inc., a majority owned subsidiary of the Company (“Gregg”), to be selected as set forth below, may be sold and issued Series A Units of the Company (“Units”).

Section 2. Purpose of Plan. The purpose of the Plan and the issuance and sale of Units to specified persons is to further the growth, development and financial success of the Company and Gregg by providing additional incentives to directors, officers, employees and consultants of Gregg. By assisting such persons in acquiring Units, the Company can ensure that such persons will themselves benefit directly from the Company’s and Gregg’s growth, development and financial success and increases in value in the Company’s investment in Gregg arising therefrom.

Section 3. Eligibility. The persons who shall be eligible to receive Units under the Plan shall be the directors, officers, employees and consultants of Gregg, designated by the Managing Member (as defined below) and the Board of Directors of Gregg (each, a “Participant”).

Section 4. Administration. The Plan shall be administered by the Managing Member of the Company (the “Managing Member”) who shall be empowered to interpret and administer the Plan in its sole discretion.

Section 5. Units Subject to the Plan. Units shall be subject to the Plan when the Managing Member authorizes issuances of Units to Participants and the number of Units subject to the Plan will be the number of outstanding Units, which number may be increased at such time as the Managing Member issues Units, subject to adjustment to reflect any split, combination, recapitalization or reclassification with respect to the Units.

Section 6. Issuance of Units. The Company’s obligation to issue Units pursuant to the Plan is expressly conditioned upon the completion by the Company of any registration or other qualification of such Units under any state and/or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by a Participant (or such person’s legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such Units which the Company in its sole discretion shall deem necessary or advisable.

Section 7. Restricted Unit Subscription Agreement. The Units issued and sold pursuant to the Plan shall be evidenced by a written restricted unit subscription agreement (the “Unit Subscription Agreement”) executed by the Company and the Participant. The Unit Subscription Agreement (i) shall contain such terms and conditions as the Managing Member deems desirable and which are not inconsistent with the Plan; (ii) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (iii) may contain provisions which give the Company (or its designee) a right to repurchase all or any portion of a Participant’s Units under specified circumstances, and (B) specify the form of lawful consideration for the payment of Units by a Participant who proposes to purchase under the Plan.

Section 8. Withholding of Taxes. Gregg, at the direction of the Company, may deduct and withhold from the wages, salary, bonus and other income paid by Gregg to a Participant the requisite tax upon the amount of taxable income, if any, recognized by such person in connection with the issuance of the Company’s Units, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from Gregg’s concurrent or next payment of wages, salary, bonus or other income to a Participant or by payment to Gregg by the such person of the required withholding tax, as the Managing Member may determine.

Section 9. Effectiveness and Termination of Plan. The Plan shall be effective on the date on which it is adopted by the Managing Member and the Managing Member may in its sole discretion terminate the Plan at any time.

Section 10. Amendment of Plan. The Managing Member may make such amendments to the Plan and, with the written consent of each Participant affected, to the terms and conditions of the Unit Subscription Agreement as it shall deem advisable.

Section 11. Indemnification. In addition to such other rights of indemnification as it may have as Managing Member, the Managing Member shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Managing Member is liable for negligence or misconduct in the performance of its duties; provided that within 60 days after institution of any such action, suit or proceeding the Managing Member shall in writing offer the Company the opportunity, at the Company’s expense, to handle and defend the same.

Section 12. Governing Law. The Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

Section 13. Not an Employment or Other Agreement. Nothing contained in the Plan or in any Unit Subscription Agreement shall confer, intend to confer or imply any rights of employment or rights to any other relationship or rights to continued employment by, or rights to a continued relationship with, the Company or Gregg in favor of any Participant or limit the ability of the Company or Gregg to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant subject to the terms of any written employment or other agreement to which a Participant is a party.

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